EXHIBIT 32

CERTIFICATION

(Pursuant to 18 U.S.C. Section 1350)

The undersigned hereby certifies that, to his knowledge (i) the Form 10-Q filed by ECB Bancorp, Inc. (the “Issuer”) for the quarter ended June 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

Date: August 12, 2003	/s/ Arthur H. Keeney III Arthur H. Keeney III President & CEO

Date: August 12, 2003	/s/ Gary M. Adams Gary M. Adams Senior Vice President & CFO